BlackRock Utilities and Telecommunications Fund, Inc.

 (formerly Merrill Lynch Utilities and Telecommunications Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 21 filed on September 27, 2006 (SEC Accession No. 000891092-06-002826).